Exhibit 10.1

EXECUTION VERSION

BUSINESS COOPERATION AGREEMENT

by and between

ANTA SPORTS PRODUCTS LIMITED

and

AMER SPORTS, INC.

Dated as of February 5, 2024

TABLE OF CONTENTS

__________________

		PAGE
ARTICLE I
DEFINITIONS
Section 1.01.	Certain Definitions	1
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.01.	Certain Representations and Warranties	2
ARTICLE III
BOARD GOVERNANCE
Section 3.01.	Board Composition	3
Section 3.02.	ANTA Nomination Right	3
Section 3.03.	Board Cooperation	4
ARTICLE IV
FINANCIAL DISCLOSURE COVENANTS AND INFORMATION RIGHTS
Section 4.01.	Preparation of Financial and Other Disclosures	4
Section 4.02.	Additional Information Rights	5
Section 4.03.	Cooperation on ANTA Public Filings	6
Section 4.04.	Auditors and Audits	6
Section 4.05.	Termination.	7
ARTICLE V
TERM
Section 5.01.	Termination	7
ARTICLE VI
GOVERNING LAW AND DISPUTE RESOLUTION
Section 6.01.	Governing Law.	7
Section 6.02.	Dispute Resolution	8
ARTICLE VII
CONFIDENTIALITY
Section 7.01.	Confidentiality.	8
ARTICLE VIII
NOTICE
Section 8.01.	Notice	10
Section 8.02.	Change of Address and Delivery of Notice	11

ARTICLE IX
ADDITIONAL TERMS
Section 9.01.	Related Party and/or Connected Transactions	11
Section 9.02.	Costs and Expenses.	11
Section 9.03.	Amendments	11
Section 9.04.	Injunctions	11
Section 9.05.	Severability	11
Section 9.06.	Third-Party Benefits.	11
Section 9.07.	Assignment	12
Section 9.08.	Headings	12
Section 9.09.	Counterparts	12
Section 9.10.	Entire Agreement	12

3

BUSINESS COOPERATION AGREEMENT

THIS BUSINESS COOPERATION AGREEMENT, dated as of February 5, 2024, is by and between ANTA SPORTS PRODUCTS LIMITED, an exempted company with limited liability in the Cayman Islands (“ANTA”) and AMER SPORTS, INC., an exempted company with limited liability in the Cayman Islands (the “Amer”).

R E C I T A L S

WHEREAS, Amer proposes to issue certain ordinary shares, par value EUR 0.10 per ordinary share (the “Shares”) in an initial public offering (the “IPO”) pursuant to a registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended;

WHEREAS, ANTA is a publicly traded company on the Hong Kong Stock Exchange (the “HKEx”) that is subject to ongoing disclosure and reporting requirements under the listing rules of the HKEx;

WHEREAS, upon the completion of the IPO, (i) Amer will become a publicly traded company on the New York Stock Exchange that is subject to ongoing disclosure and reporting requirements under the rules and regulations of the SEC and (ii) ANTA will remain as the largest shareholder of Amer, and will continue to account for its interests in Amer as an equity investment using the equity method in its consolidated financial statements under the applicable financial reporting standards; and

WHEREAS, both ANTA and Amer desire to continue to cooperate closely with each other in various aspects of their businesses and in connection with their respective compliance with the applicable disclosure and reporting requirements and therefore desire to enter into this Agreement to set forth their agreements regarding the relationships between ANTA and Amer (including their respective affiliates) following the completion of the IPO.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.Certain Definitions.  For the purposes of this Agreement the following terms shall have the following meanings:

“Agreement” means this Business Cooperation Agreement, as may be amended and restated by the parties from time to time.

“Amer” has the meaning set forth in the preamble hereto.

“Amer Auditors” has the meaning set forth in Section 4.04(a).

“Amer Board” has the meaning set forth in Section 3.01.

“Amer Financial Statements” has the meaning set forth in (b).

“Amer Public Documents” has the meaning set forth in Section 4.02(a).

“ANTA” has the meaning set forth in the preamble hereto.

“ANTA Auditors” has the meaning set forth in Section 4.04(b).

“ANTA Financial Statements” means annual results announcements, annual reports, interim results announcements and interim report, announcements and/or reports on quarterly financial or operational results or performance (if applicable), any announcement(s) and/or other publication supplemental to such results announcement or report of ANTA, as applicable.

“ANTA Public Filings” has the meaning set forth in Section 4.03.

“ANTA Transaction” has the meaning set forth in (d).

“Applicable Period” has the meaning set forth in Section 4.01.

“Disclosing Party” has the meaning set forth in Section 7.01.

“Financial Reporting Timeline” means ANTA’s periodic financial and operational results reporting timeline, as in effect as of the completion of the IPO and as may be modified by ANTA thereafter (with notices to Amer), for the provision of consolidated financial information and financial statements to be included or otherwise needed for the preparation of the ANTA Financial Statements and/or the ANTA Public Filings or the management of ANTA’s investment, budgeting, business and operations.

“HKEx” has the meaning set forth in the recitals.

“IPO” has the meaning set forth in the recitals.

“Post-IPO Articles” has the meaning set forth in Section 3.01.

“Receiving Party” has the meaning set forth in Section 7.01.

“SEC” has the meaning set forth in the recitals.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01.Certain Representations and Warranties.  Each party represents and warrants to the other party that:

(a)	it is a limited liability company lawfully incorporated and validly existing under the laws of the Cayman Islands, having independent legal person status;
(b)	it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may be an independent party to a lawsuit;
(c)	it has full internal corporate power and authorization to execute, deliver and perform this Agreement and all other related documents;
(d)	this Agreement is lawfully and duly executed and delivered by it; this Agreement constitutes its lawful and binding obligations, enforceable against it according to the terms of this Agreement; and
(e)	its execution, delivery and performance of this Agreement do not (i) violate its articles of association or any other constitutional documents applicable to it, (ii) conflict with any agreement or contract or other document to which it is a party or its property is subject, or (iii) violate or conflict with any applicable law.

ARTICLE III

BOARD GOVERNANCE

Section 3.01.Board Composition.  Subject to the amended and restated memorandum and articles of association of Amer, which is expected to become effective immediately prior to the completion of the IPO (the “Post-IPO Articles”), the board of directors of Amer (the “Amer Board”) shall consist of eleven (11) directors upon the completion of the IPO.

Section 3.02.ANTA Nomination Right. Following the IPO and prior to the termination of this Agreement, at any meeting of the shareholders of Amer at which members of the Amer Board are to be elected or re-elected, or whenever any vacancy on the Amer Board is to be filled by the action of the Amer Board, for so long as ANTA and its affiliates collectively hold:

(a)

at least 30% of the issued and outstanding shares of Amer, ANTA shall have the right to nominate for election or re-election by the shareholders or the right to appoint to the Amer Board to fill in any vacancy at that time, as the case may be and subject to the reasonable acceptance by the nominating and corporate governance committee, a total of five (5) individuals, to serve as directors of Amer pursuant to the requirements of the Post-IPO Articles;

(b)

at least 25% of the issued and outstanding shares of Amer, ANTA shall have the right to nominate for election or re-election by the shareholders or the right to appoint to the Amer Board to fill in any vacancy at that time, as the case may be and subject to the reasonable acceptance by the nominating and corporate governance committee, a total of four (4) individuals, to serve as directors of Amer pursuant to the requirements of the Post-IPO Articles;

(c)

at least 20% of the issued and outstanding shares of Amer, ANTA shall have the right to nominate for election or re-election by the shareholders or the right to appoint to the Amer Board to fill in any vacancy at that time, as the case may be and subject to the reasonable acceptance by the nominating and corporate governance committee, a total of three (3) individuals, to serve as directors of Amer pursuant to the requirements of the Post-IPO Articles;

(d)

at least 15% of the issued and outstanding shares of Amer, ANTA shall have the right to nominate for election or re-election by the shareholders or the right to appoint to the Amer Board to fill in any vacancy at that time, as the case may be and subject to the reasonable acceptance by the nominating and corporate governance committee, a total of two (2) individuals, to serve as directors of Amer pursuant to the requirements of the Post-IPO Articles; and

(e)

at least 10% of the issued and outstanding shares of Amer, ANTA shall have the right to nominate for election or re-election by the shareholders or the right to appoint to the Amer Board to fill in any vacancy at that time, as the case may be and subject to the reasonable acceptance by the nominating and corporate governance committee, a total of one (1) individual, to serve as a director of Amer pursuant to the requirements of the Post-IPO Articles.

At the time ANTA and its affiliates collectively hold less than 10% of the issued and outstanding shares of Amer, ANTA shall no longer have the right to nominate for election or re-election by the shareholders any candidates to serve as director(s) of Amer.

Section 3.03.Board Cooperation. For so long as ANTA has the right to designate one or more director nominees under Section 3.02, Amer shall: (a) nominate for election and include in any management information circular or other documents relating to the election of directors (or submit to the shareholders of Amer by written consent if applicable) each individual designated as director nominee of ANTA; (b) solicit votes from the shareholders of Amer in favor of the election of the director nominees of ANTA in a manner no less favorable than the manner in which the Company solicits votes in favor of the election of other director nominees at any such meeting; and (c) take all steps which may be necessary or appropriate to recognize, enforce and comply with the rights of ANTA under Section 3.02.

ARTICLE IV

FINANCIAL DISCLOSURE COVENANTS AND INFORMATION RIGHTS

Section 4.01.Preparation of Financial and Other Disclosures.  Amer agrees that, for so long as ANTA (i) is required to continue to account for its investment in Amer under the equity method of accounting or (ii) later becomes required to consolidate the results of operations of Amer (in each case, as determined in accordance with the applicable accounting standards adopted by ANTA) (the “Applicable Period”):

(a)

Amer will maintain (i) a fiscal year that commences and ends on the same calendar days as ANTA’s fiscal year commences and ends, and (ii) monthly and quarterly accounting periods that commence and end on the same calendar days as ANTA’s monthly and quarterly accounting periods commence and end.

(b)

For each annual and quarterly accounting period of ANTA upon and after completion of the IPO, and (upon requests by ANTA) any accounting period as specified by ANTA, Amer shall deliver to ANTA drafts of (i) the consolidated financial statements of Amer (and notes thereto, if available) for such periods and, in the case of each quarterly period, for the period from the beginning of the current fiscal year of ANTA to the end of such quarter, setting forth in each case in comparative form for each such fiscal year or quarter of ANTA the consolidated figures (and notes thereto, if available) for the corresponding year or quarter, as applicable, and other periods of the previous fiscal year of ANTA, in reasonable detail and prepared in accordance with the applicable accounting standards, and (ii) a substantially finalized draft discussion and analysis by management of Amer’s financial condition and results of operations for such fiscal period of ANTA, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, substantially in the form to be included in Amer’s quarterly earnings release and annual reports (save for changes as may reasonably be considered necessary by Amer arising out of the preparation of such discussion and analysis for such fiscal period of ANTA).  The information and materials set forth in (i) and (ii) above are referred to in this Agreement collectively as the “Amer Financial Statements”.  Upon request of ANTA, Amer shall prepare and provide the Amer Financial Statements for each annual and quarterly accounting period of ANTA or any accounting period as specified by ANTA upon and after completion of the IPO in adherence to the ANTA Financial Reporting Timeline.  In addition, Amer shall deliver to ANTA, within a reasonable period prior to its own filings or furnishing with the SEC, the final form of the applicable financial statements and/or management discussion and analysis of Amer; provided, however, that Amer may continue to revise such financial statements and/or management discussion and analysis prior to the filing thereof in order to make corrections, updates and changes which corrections and changes will be furnished by Amer to ANTA as soon as practicable; and provided, further, that ANTA’s and Amer’s representatives shall actively consult with each other regarding any changes (whether or not substantive) which Amer may consider making to its financial statements and/or management discussion and analysis and related disclosures prior to any anticipated filing with the SEC, to the extent that any changes that would have an effect upon ANTA’s financial statements and/or related disclosures.

(c)

Without limiting Amer’s obligations pursuant to this Section 4.01, Amer will deliver to ANTA, from time to time and not later than the date specified by ANTA, any financial and operational information and data with respect to Amer and its business, properties, financial position, results of operations and prospects (in addition to the Amer Financial Statements) as is reasonably requested by ANTA.

(d)

Amer will file its annual reports on Form 20-F and any interim financials on Form 6-K in accordance with the timing requirements of the SEC and in all events prior to the time at which ANTA files its annual results and/or any interim results (as notified by ANTA to Amer) containing Amer’s financial and other information and data with respect to its business, properties, financial position, results of operations and prospects.

Section 4.02.Additional Information Rights.  During the Applicable Period and without limiting any of the rights and obligations of the parties pursuant to Section 4.01, Amer shall provide ANTA with access to the following information:

(a)

as soon as practicable upon ANTA’s written requests, (i) substantially final drafts, as soon as they are prepared, of (x) all reports, notices and proxy and information statements to be sent or made available to its security holders, (y) all periodic and other reports to be filed or furnished under Sections 13 and 15 of the Exchange Act (including reports on Forms 20-F and 6-K), and (z) all registration statements and prospectuses to be filed by Amer with the SEC or any securities exchange (collectively, the documents identified in clauses (x), (y) and (z) are referred to in this Agreement as “Amer Public Documents”); and (ii) as soon as practicable, current drafts of all such Amer Public Documents and, with respect to Form 6-Ks, as soon as practicable; provided, however, that Amer may continue to revise such Amer Public Documents prior to the filing thereof in order to make corrections, updates and changes which corrections, updates and changes will be furnished by Amer to ANTA as soon as practicable; provided, further, that ANTA’s and Amer’s representatives will actively consult with each other regarding any changes which Amer may consider making to any of its Amer Public Documents and related disclosures prior to any anticipated filing with the SEC, with particular focus on any changes which would have an effect upon the ANTA Financial Statements or related disclosures;

(b)

as soon as practicable upon ANTA’s written requests, copies of all annual and interim budgets and financial projections (consistent in terms of format and detail mutually agreed upon by the parties) relating to Amer on a consolidated basis (including access to the management of Amer to discuss such budgets and projections); and

(c)

on a monthly basis, (i) Amer’s consolidated monthly management accounts and other related financial information and data of Amer for such period in such format as ANTA shall reasonably request, and (ii) a discussion and analysis by management of Amer’s financial condition and results of operations for such period, including, without limitation, an explanation of any material period-to-period change.

Section 4.03.Cooperation on ANTA Public Filings.  During the Applicable Period, Amer will cooperate (including causing the Amer Auditors to cooperate) with ANTA in the preparation of ANTA’s annual reports, interim reports, circulars, announcements and notices and any other filings or correspondences made by ANTA with the HKEx, or otherwise made publicly available (collectively, the “ANTA Public Filings”).  Amer agrees to provide to ANTA all information that ANTA reasonably requests in connection with any ANTA Public Filings or that, in the reasonable judgment of ANTA, is required to be disclosed therein under any law, rule or regulation.  Amer will use best efforts to provide such information in a timely manner on the dates requested by ANTA (which may be earlier than the dates on which Amer otherwise would be required hereunder to have such information available) to enable ANTA to prepare, print and release all ANTA Public Filings on such dates as ANTA may reasonably determine but in no event later than as required by applicable law.  Amer will use its best efforts to cause the Amer Auditors and other advisors retained by Amer to consent to any reference to them as experts in any ANTA Public Filings required under any law, rule or regulation.  If and to the extent requested by ANTA, Amer will diligently and promptly review all drafts of such portions of ANTA Public Filings pertaining to Amer. Prior to the release or filing thereof, ANTA agrees and undertakes to provide Amer with a draft of any portion of any ANTA Public Filing containing information relating to Amer and will give Amer an opportunity to review such information and comment thereon.  Unless required by law, rule or regulation, Amer will not publicly release any financial or other information which conflicts with the information with respect to Amer or its business that is included in any ANTA Public Filing that was previously provided to Amer, without ANTA’s prior written consent.

Section 4.04.Auditors and Audits.  During the Applicable Period (provided that Amer’s obligations pursuant to this Article 4 shall continue beyond the Applicable Period to the extent any amendments to, or restatements or modifications of, any ANTA Public Filings are necessary with respect to the Applicable Period):

(a)

Subject to applicable laws and regulations, Amer shall not select an accounting firm other than a “Big 4” accounting firm or its affiliate accounting firms (unless so directed by ANTA in accordance with a change by ANTA in its accounting firm) to serve as its independent certified public accountants (the “Amer Auditors”).

(b)

Amer shall (i) use its best efforts to enable Amer Auditors to complete their audit or review such that they will date their opinion on the applicable Amer Financial Statements or other financial statements of Amer on or before the same date that ANTA’s independent certified public accountants (the “ANTA Auditors”) date their opinion for audit or review on the corresponding ANTA Financial Statements, (ii) cause Amer Auditors to follow the instructions provided by ANTA Auditors for the purpose of audit or review on the ANTA Financial Statements, and (iii) enable ANTA to meet its timetable for the printing, filing and public dissemination of any ANTA Financial Statements, all in accordance with Section 4.01 hereof and as required by applicable Law.

(c)

Without limiting the generality of the foregoing, Amer will provide all required financial information to the Amer Auditors in a sufficient and reasonable time and in sufficient detail to permit the Amer Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the ANTA Auditors with respect to information to be included or contained in the ANTA Financial Statements, if applicable.

(d)

To the extent it is required by the applicable accounting standards and disclosure rules and regulations applicable to ANTA, Amer will authorize Amer Auditors to make available to the ANTA Auditors both the personnel who performed, or are performing, the annual audit and quarterly reviews of Amer and work papers related to the annual audit and quarterly reviews of Amer, in all cases within a reasonable time prior to Amer Auditors’ opinion date, so that the ANTA Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Amer Auditors as it relates to the ANTA Auditors’ report on ANTA’s statements, all within sufficient time to enable ANTA to meet its timetable for the printing, filing and public dissemination of the ANTA Financial Statements.

(e)

To the extent it is required by the applicable accounting standards and disclosure rules and regulations applicable to ANTA, upon the request of ANTA, Amer will provide the ANTA Auditors with access to the books and records of Amer so that ANTA may conduct reasonable audits relating to the financial statements provided by Amer under this Agreement as well as relating to the internal accounting controls and operations of Amer, including in the event ANTA determines in good faith that there may be some inaccuracy in any financial statements of Amer provided to ANTA pursuant to this Agreement or any deficiency in the internal accounting controls or operations of Amer that could materially impact the ANTA Financial Statements.

(f)

Amer shall not, without ANTA’s prior written consent, make, or cause to be made, any modification or change to the accounting practices or principles of Amer as in effect upon completion of the IPO; provided that Amer shall make any changes in its accounting practices or principles that are requested by ANTA in order for Amer’s accounting practices and principles to be consistent with those of ANTA.

(g)

Amer shall report in reasonable detail to ANTA of certain material events promptly after Amer becomes aware of such matter, including material audit deficiencies, illegal acts or reports of material violations of law.

Section 4.05.Termination.  This Article IV, and the rights and obligations set forth hereunder, shall terminate on the date on which ANTA ceases consolidating the results of operations and financial position of Amer, or accounting for its interests in Amer as an equity investment using the equity method in its consolidated financial statements under the applicable financial reporting standards, as the case may be.

ARTICLE V

TERM

Section 5.01.Termination.  Except as otherwise agreed in this Agreement, this Agreement shall be effective upon the completion of the IPO and shall continue in full force and effect until the date on which the parties hereto mutually agree in writing to terminate this Agreement.  Notwithstanding the foregoing sentence, any breach of any of the terms of this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, and shall continue to be in full force and effect to the extent thereof for the applicable statute of limitations.

ARTICLE VI

GOVERNING LAW AND DISPUTE RESOLUTION

Section 6.01.Governing Law.  The execution, interpretation, construction, performance and enforcement of this Agreement and the resolution of dispute(s) arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, the United States, without regard to principles of conflict of laws thereunder.

Section 6.02.Dispute Resolution.  Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (“Dispute”) which arises between the parties shall first be negotiated between appropriate senior executives of each party who shall have the authority to resolve the matter.  Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) calendar days of receipt by a party of written notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be conducted on a without prejudice basis, treated as confidential information, shall be exempt from discovery or production, and shall not be admissible in any subsequent proceeding between the parties.

(a)

If the senior executives are unable to resolve the Dispute within thirty (30) calendar days from the Dispute Resolution Commencement Date, the parties shall submit the Dispute to the boards of directors of ANTA and Amer.  Representatives of each board of directors shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

(b)

If the representatives of the two boards of directors are unable to resolve the Dispute within sixty (60) calendar days from the Dispute Resolution Commencement Date, such Dispute shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time when the notice of arbitration is submitted. The law of this Section 6.02(b) shall be Hong Kong law.  The seat of arbitration shall be Hong Kong. The arbitration shall be conducted by three (3) arbitrators including one (1) arbitrator appointed by each party to the Dispute and the remaining arbitrator appointed jointly by the other two (2) arbitrators. The arbitration proceedings shall be conducted in English. The arbitral award shall be final and binding on the parties to the Dispute.  The arbitration fees (including reasonable attorney’s fees) shall be borne by the losing party.

(c)

Unless otherwise agreed in writing, the parties will continue to honor all other commitments under this Agreement during the course of dispute resolution with respect to all matters not subject to such Dispute, controversy or claim.

ARTICLE VII

CONFIDENTIALITY

Section 7.01.Confidentiality.

(a)

Subject to subsection (b) to this Section 7.01, each of ANTA and Amer (each, a “Receiving Party”), on behalf of itself and its affiliates, agree (x) to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold in strict confidence, with at least the same degree of care that applies to its own confidential and proprietary information, all information furnished pursuant to this Agreement (the “Information”) by any party hereto or its respective affiliates (such party, the “Disclosing Party”) to any Receiving Party or that is otherwise accessible to, in the possession of, or furnished to the Receiving Party’s respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or otherwise and (y) not to use any such Information for any purpose other than in accordance with this Agreement, including for the purpose of trading or dealing in any securities of Amer or ANTA, except, in each case, to the extent that such Information (A) is or becomes part of the public domain through no breach of this Agreement by the Receiving Party or its respective affiliates, directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (B) was independently developed following the IPO by employees or agents of the Receiving Party or its respective affiliates, directors, officers, employees, agents, accountants, counsel and other advisors and representatives who have not accessed or otherwise received the applicable information (provided that such independent development can be demonstrated by competent, contemporaneous written records of the Receiving Party or its affiliates), or (C) becomes available to the Receiving Party or its affiliates following the IPO on a non-confidential basis from a third party who is not bound directly or indirectly by a duty of confidentiality to the Disclosing Party.

(b)

Both parties agree that in its receipt and examination of the Information, it may have access to material non-public information concerning the Disclosing Party. The Receiving Party hereby acknowledges that it is fully aware and will comply with the applicable requirements in the United States, Hong Kong and other applicable jurisdictions that prohibit any person who has received from an issuer material non-public information relating to an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(c)

In the event that the Receiving Party or any of its affiliates either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law (including the rules and regulations of the SEC, any national securities exchange in the United States, and the HKEx) or receives any request or demand from any governmental authority to disclose or provide any Information, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of such other party in seeking any reasonable protective arrangements (including by seeking confidential treatment of such Information) requested by such other party.  Subject to the foregoing, the person that received such a request or determined that it is required to disclose information may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or requested or required by such governmental authority; provided, however, that such person provides the other party, to the extent legally permissible, upon request with a copy of the Information so disclosed. For the avoidance of doubt, the parties acknowledge and consent that this Agreement shall be filed with the SEC as an exhibit to Amer’s registration statement on Form F-1 in connection with its IPO and its future annual reports on Form 20-F and a description of the key terms of this Agreement will be included in such registration statement and annual reports of Amer.

(d)

Upon the written request of a party, the other party shall promptly destroy any copies of such Information (including any extracts therefrom) specifically identified by the requesting party to be destroyed.  Upon the written request of such requesting party, the other party shall cause one of its duly authorized officers to certify in writing to such requesting party that the requirements of the preceding sentence have been satisfied in full.

(e)	To the extent that any Information includes materials or other information that may be subject to attorney-client privilege, work product doctrine or any other applicable privilege or doctrine, the parties acknowledge that they have a commonality of interest with respect to such matters, and agree that it is the parties’ mutual desire, intention and understanding that the sharing of such Information is not intended to, and shall not, affect the confidentiality of any of such Information or waive or diminish the continued protection of any of such Information under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine.  Accordingly, all Information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine shall remain entitled to protection thereunder and shall be entitled to protection under the joint defense doctrine, and the parties agree to take all commercially reasonable measures to preserve, to the fullest extent possible, the applicability of all such privileges and doctrines.

(f)

Notwithstanding the foregoing, no provision of this Agreement, including this Section 7.01, shall be interpreted or construed to in any manner limit or restrict the ability of ANTA to disclose any Information concerning Amer or its business, including Information in ANTA’s possession or which ANTA is entitled to receive or have access to pursuant to the terms of this Agreement, to any third party in connection with (i) any potential transaction between ANTA and such third party with respect to ANTA’s equity ownership of Amer (whether structured as a merger, sale or transfer of equity securities, sale of assets or otherwise) or (ii) a potential transaction with respect to ANTA and such third party (whether structured as a merger, sale or transfer of equity securities, sale of assets or otherwise) (any such transaction described in (i) or (ii), an “ANTA Transaction”), or to use such Information described herein in connection with any ANTA Transaction, in each case subject to a customary confidentiality agreement between ANTA or Amer and such third party in respect of such ANTA Transaction.

ARTICLE VIII

NOTICE

Section 8.01.Notice.  All notices requests and other communications required to be given by either party to the other party (the “Notice”) under this Agreement shall be in writing and delivered to the address specified below of relevant party by personal delivery, courier service, prepaid registered mail, facsimile transmission or e-mail:

To ANTA:

Attention: Waiyu Suen

Address: 16/F, Manhattan Place, 23 Wang Tai Road, Kowloon Bay, Kowloon, Hong Kong SAR
E-mail: wysuen@anta.com

Attention: Kin Chung Tse

Address: 16/F, Manhattan Place, 23 Wang Tai Road, Kowloon Bay, Kowloon, Hong Kong SAR
E-mail: kctse@anta.com

To Amer:

Attention: Andrew Page

Address: Konepajankuja 6, P.O. Box 1000, FI-00511, Helsinki, Finland
E-mail: andrew.page@amersports.com

Attention: Jutta Karlsson
Address: Konepajankuja 6, P.O. Box 1000, FI-00511, Helsinki, Finland
E-mail: jutta.karlsson@amersports.com

Section 8.02.Change of Address and Delivery of Notice.  Either party may change its address for communication by giving a Notice to the other party in accordance with this clause.  Any Notice given under this Agreement shall be deemed delivered (i) on the date of actual delivery if by person; (ii) at the end of the fourth (4th) calendar day after deposit with post office or a courier if by prepaid registered mail or courier service; (iii) on the date of transmission if by facsimile, provided that a report confirming completion of transmission, fax number of the recipient, number of pages and time of transmission must be received by the delivering Party; (iv) once the e-mail is delivered to the recipient’s server if delivered by e-mail.

ARTICLE IX

ADDITIONAL TERMS

Section 9.01.Related Party and/or Connected Transactions.  When dealing with the other party which constitutes a related party or connected person to each party, as the case may be, under the applicable rules and regulations of the SEC and the HKEx, each party agrees to comply with its internal policies and procedures governing related party transactions and/or connected transactions, as well as the applicable rules and regulations of the SEC, any applicable national exchange in the United States, and the HKEx.  In the event of any conflict that arises from each party’s obligations to comply with such requirements, the parties shall discuss to resolve such conflict in good faith.

Section 9.02.Costs and Expenses.  Each party shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.  Each party shall be responsible for all taxes payable by it under applicable laws incurred from the execution, performance and consummation of transactions as contemplated hereby.

Section 9.03.Amendments.  This Agreement may not be amended except by an instrument in writing executed by a duly authorized representative of each party.

Section 9.04.Injunctions.  The parties hereto agree that irreparable damage would occur if any provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.05.Severability.  If any term of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 9.06.Third-Party Benefits.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assignees, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.07.Assignment.  No party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, that each party may assign this Agreement to an affiliate.

Section 9.08.Headings.  The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not in any way limit or affect the meaning or interpretation of any of the terms in this Agreement.

Section 9.09.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means will be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.10.Entire Agreement.  Unless expressly provided otherwise with respect to the rights and obligations of the parties under Article III, this Agreement, upon effectiveness, constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings, in oral or writing, between the parties with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ANTA SPORTS PRODUCTS LIMITED

By:	/s/ Ding Shizhong
Name:	Ding Shizhong
Title:	Director

AMER SPORTS, INC.

By:	/s/ Andrew E. Page
Name:	Andrew E. Page
Title:	Chief Financial Officer

[Signature Page to Business Cooperation Agreement]